Exhibit 99.1

XERIUM INVESTOR UPDATE

YOUNGSVILLE, NC, July 16, 2014 (GLOBE NEWSWIRE) - Xerium Technologies, Inc. (NYSE:XRM), a leading global provider of industrial consumable products and services, today issued an investor update.

Q2 2014 Financial Results

The company plans to file its results for Q2 2014 after the close of trading on Tuesday, August 5, 2014.

Q2 2014 Presentation and Conference Call

The company plans to make a public presentation and conduct a public conference call regarding its results on August 6, 2014 at 9:00 am ET.

Conference call details:
Domestic Dial-In:    +1-866-270-6057
International Dial-In:    +1-617-213-8891
Passcode:        41877256
Webcast & Slide Presentation:    www.xerium.com/investorrelations

To participate on the call, please dial in at least 10 minutes prior to the scheduled start.

Presentation viewing details:

A live audio webcast and replay of the call, in addition to the materials used in the presentation, will be available in the investor relations section of the company’s website at www.xerium.com/investorrelations. Please click on the earnings call event link that will appear on the IR homepage.

Jefferies 2014 Global Industrials Conference

Xerium will be presenting at the Jefferies 2014 Global Industrials Conference in New York and conducting one-on-one meetings with interested investors. Harold Bevis, President and CEO, Cliff Pietrafitta, Executive Vice President and CFO, and Dave Pretty, President of North America and Europe, will be the company’s attendees and will be presenting at the conference at 9:00 am ET on Thursday, August 14, 2014.

This presentation will also be webcast live at www.xerium.com/investorrelations. Please click on the event link that will appear on the IR homepage. A replay of the presentation and a copy of the materials used in the presentation will also be available on Xerium’s investor relations website.

The company will also be available to meet one-on-one with investors the day before and the day of the presentation. If you have interest in one of these session please contact Isabel Zakoscielny at izakoscielny@jefferies.com.

Q2 2014 Preliminary Results and Full Year 2014 Remain on Forecast

Q2 2014 preliminary results indicate the company’s performance was in-line with previous guidance. Sales for Q2 2014 were approximately $139.7 million, which was an increase of 1.0% over Q2 2013 and an increase of 4.7% over Q1 2014. Adjusted EBITDA for Q2 2014 was approximately $29.4 million and net income for the quarter was approximately $0.8 million. See “Non-GAAP Financial Measures” below.

These results are preliminary and subject to change upon completion and review of Xerium’s 2014 second quarter financial statements in conjunction with the company’s 2014 second quarter Form 10-Q filing.

Non-GAAP Financial Measures

This press release includes measures of performance that differ from the company’s financial results as reported under generally accepted accounting principles (“GAAP”). The company uses supplementary non-GAAP measures, including EBITDA, Adjusted EBITDA, currency effects on Net Sales and Trade Working Capital to assist in evaluating its liquidity and financial performance. EBITDA and Adjusted EBITDA are specifically used in evaluating the ability to service indebtedness and to fund ongoing capital expenditures. Neither Adjusted EBITDA nor EBITDA should be considered in isolation or as a substitute for income (loss) or cash flows from operations (as determined in accordance with GAAP).

For additional information regarding non-GAAP financial measures and a reconciliation of such measures to the most comparable financial measures under GAAP, please see our Selected Financial Data below.

ABOUT XERIUM TECHNOLOGIES

Xerium Technologies, Inc. (NYSE:XRM) is a leading global provider of industrial consumable products and services. Xerium, which operates around the world under a variety of brand names, utilizes a broad portfolio of patented and proprietary technologies to provide customers with tailored solutions and products integral to production, all designed to optimize performance and reduce operational costs. With 27 manufacturing facilities in 12 countries around the world, Xerium has approximately 3,200 employees.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements are not guarantees of future performance, and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by us, as well as from risks and uncertainties beyond our control. These risks and uncertainties include the following items: (1) our final sales, net income and Adjusted EBITDA results for the second quarter of 2014 may be different than the preliminary results we announced today; (2) we may not realize the full year Adjusted EBITDA performance we have forecast; (3) our expected sales performance and our backlog of sales may not be fully realized; (4) our cost reduction efforts, including our restructuring activities, may not have the positive impacts we anticipate; (5) we are subject to execution risk related to the startup of our proposed new facility in China; (6) our plans to develop and market new products, enhance operational efficiencies and reduce costs may not be successful; (7) market improvement in our industry may occur more slowly than we anticipate, may stall or may not occur at all; (8) variations in demand for our products, including our new products, could negatively affect our revenues and profitability; (9) our manufacturing facilities may be required to quickly increase or decrease production, which could negatively affect our production facilities, customer order lead time, product quality, labor relations or gross margin; and (10) the other risks and uncertainties discussed elsewhere in this press release, our Form 10-K for the year ended December 31, 2013 filed on March 4, 2014 and our other SEC filings. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this press release reflects our current views with respect to future events. Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise. As discussed above, we are subject to substantial risks and uncertainties related to current economic conditions, and we encourage investors to refer to our SEC filings for additional information. Copies of these filings are available from the SEC and in the investor relations section of our website at www.xerium.com.

Selected Financial Data

EBITDA and Adjusted EBITDA Non-GAAP Measures

Non-GAAP Financial Measures

We use EBITDA and Adjusted EBITDA (as defined in our credit facility) as supplementary non-GAAP liquidity measures to assist us in evaluating our liquidity and financial performance, specifically our ability to service indebtedness and to fund ongoing capital expenditures. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as a substitute for income (loss) or cash flows from operations (as determined in accordance with GAAP).

EBITDA is defined as net income (loss) before interest expense, income tax provision (benefit) and depreciation (including non-cash impairment charges) and amortization.

“Adjusted EBITDA” means, with respect to any period, the total of (A) the consolidated net income for such period, plus (B) without duplication, to the extent that any of the following were deducted in computing such consolidated net income for such period: (i) provision for taxes based on income or profits, including, without limitation, federal, state, provincial, franchise and similar taxes, including any penalties and interest relating to any tax examinations, (ii) consolidated interest expense, (iii) consolidated depreciation and amortization expense, (iv) reserves for inventory in connection with plant closures, (v) consolidated operational restructuring costs, subject to annual limitations provided for in our credit facility, (vi) noncash charges resulting from the application of purchase accounting, including push-down accounting, (vii) non-cash expenses resulting from the granting of common stock, stock options, restricted stock or restricted stock unit awards under equity compensation programs solely with respect to common stock, and cash expenses for compensation mandatorily applied to purchase common stock, (viii) non-cash items relating to a change in or adoption of accounting policies, (ix) non-cash expenses relating to pension or benefit arrangements, (x) expenses incurred as a result of the repurchase, redemption or retention of common stock earned under equity compensation programs solely in order to make withholding tax payments, (xi) amortization or write-offs of deferred financing costs, (xii) any non-cash losses resulting from mark to market hedging obligations (to the extent the cash impact resulting from such loss has not been realized in such period) and (xiii) other non-cash losses or charges (excluding, however, any non-cash loss or charge which represents an accrual of, or a reserve for, a cash disbursement in a future period), minus (C) without duplication, to the extent any of the following were included in computing consolidated net income for such period, (i) non-cash gains with respect to the items described in clauses (vi), (vii), (ix), (xi), (xii) and (xiii) (other than, in the case of clause (xiii), any such gain to the extent that it represents a reversal of an accrual of, or reserve for, a cash disbursement in a future period) of clause (B) above and (ii) provisions for tax benefits based on income or profits. Notwithstanding the foregoing, Adjusted EBITDA, as defined in the credit facility and calculated below, may not be comparable to similarly titled measurements used by other companies.

Consolidated net income is defined as net income (loss) determined on a consolidated basis in accordance with GAAP; provided, however, that the following, without duplication, shall be excluded in determining consolidated net income: (i) any net after-tax extraordinary or non-recurring gains, losses or expenses (less all fees and expenses relating thereto), (ii) the cumulative effect of changes in accounting principles, (iii) any fees and expenses incurred during such period in connection with the issuance or repayment of indebtedness, any refinancing transaction or amendment or modification of any debt instrument, in each case, as permitted under the credit facility and (iv) any cancellation of indebtedness income.

The following table provides reconciliation from net income and operating cash flows, which are the most directly comparable GAAP financial measures, to EBITDA and Adjusted EBITDA (dollars in thousands).

Three Months Ended June 30, 2014
Net income (loss)..................................................................................	$ 764
Stock-based compensation.................................................................	640
Depreciation...........................................................................................	8,534
Amortization of intangibles.................................................................	583
Deferred financing cost amortization.................................................	751
Unrealized foreign exchange loss (gain) on revaluation of debt...	366
Deferred taxes........................................................................................	(143)
Asset impairment..................................................................................	—
Loss (gain) on disposition of property and equipment..................	1
Loss on extinguishment of debt.........................................................	—
Net change in operating assets and liabilities..................................	(5,343)
Net cash provided by operating activities.........................................	6,153
Interest expense, excluding amortization...........................................	7,985
Net change in operating assets and liabilities..................................	5,343
Current portion of income tax expense..............................................	2,472
Stock-based compensation.................................................................	(640)
Unrealized foreign exchange (loss) gain on revaluation of debt...	(366)
Asset impairment..................................................................................	—
(Loss) gain on disposition of property and equipment..................	(1)
Loss on extinguishment of debt.........................................................	—
EBITDA..................................................................................................	20,946
Loss on extinguishment of debt.........................................................	—
Stock-based compensation.................................................................	640
Operational restructuring expenses...................................................	7,595
Inventory writeoff.................................................................................	—
Non-cash impairment charges.............................................................	—
Plant startup costs................................................................................	240
Adjusted EBITDA.................................................................................	$ 29,421

Phillip B. Kennedy
Investor Relations
919-526-1444
IR@xerium.com

Source: Xerium Technologies, Inc.

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